News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR THIRD FISCAL QUARTER 2015
-- Third Quarter Net Income of $77 Million, or $0.67 per Diluted Share --
-- Third Quarter Adjusted Income of $113 Million, or $0.98 per Diluted Share --
-- Assets Under Management of $709 Billion and Long-Term Net Inflows of $8.8 Billion --
-- New $1 Billion Share Repurchase Authorization --

Baltimore, Maryland - January 30, 2015 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the third fiscal quarter ended December 31, 2014. The Company reported net income1 of $77.0 million, or $0.67 per diluted share, as compared to $4.9 million, or $0.04 per diluted share, in the previous quarter, and net income of $81.7 million, or $0.67 per diluted share, in the third quarter of fiscal 2014. In the prior quarter, Legg Mason completed a debt refinancing that resulted in a $107.1 million pre-tax charge, or $0.59 per diluted share. Adjusted income2 for the third fiscal quarter was $113.1 million, or $0.98 per diluted share, as compared to $40.6 million, or $0.35 per diluted share, in the previous quarter and $124.6 million, or $1.03 per diluted share, in the third quarter of fiscal 2014. For the current quarter, operating revenues were $719.0 million, up 2% from $703.9 million in the prior quarter, and were relatively flat compared to $720.1 million in the third quarter of fiscal 2014. Operating expenses were $599.6 million, up 5% from $573.5 million in the prior quarter, and were relatively flat compared to $598.4 million in the third quarter of fiscal 2014.

Assets Under Management (“AUM”) were $709.1 billion as of December 31, 2014, up slightly from $707.8 billion as of September 30, 2014 and up 4% from $679.5 billion as of December 31, 2013.

The Legg Mason Board of Directors approved a new share repurchase authorization for up to $1 billion of common stock and declared a quarterly cash dividend on its common stock in the amount of $0.16 per share.

(Amounts in millions, except per share amounts)
	Quarters Ended			Nine Months Ended
	Dec	Sep	Dec	Dec	Dec
	2014	2014	2013	2014	2013
Total Operating Revenues	$719.0	$703.9	$720.1	$2,116.8	$2,060.4
Total Operating Expenses	599.6	573.5	598.4	1,747.5	1,748.8
Operating Income	119.4	130.4	121.7	369.3	311.6
Net Income[1]	77.0	4.9	81.7	154.1	215.8
Adjusted Income[2]	113.1	40.6	124.6	260.9	314.3
Net Income Per Share - Diluted[1]	0.67	0.04	0.67	1.32	1.75
Adjusted Income Per Share - Diluted[2]	0.98	0.35	1.03	2.23	2.55

(1) Net Income Attributable to Legg Mason, Inc.
(2) See “Use of Supplemental Non-GAAP Financial Information” below.

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Comments on the Third Quarter of Fiscal Year 2015 Results

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “I am pleased with another quarter of continued momentum for Legg Mason.  The Company delivered long term inflows of $8.8 billion, led by nearly $10 billion in fixed income inflows partially offset by $1 billion in outflows from equity products.  The strength of fixed income flows for the period reinforces our belief in a significant, long term opportunity for Legg Mason, as we enjoy a wide breadth of active investment capabilities with strong performance that address the needs of our clients globally.

“I am especially proud that Morningstar, Inc. has also recognized the exceptional quality of our investment professionals by nominating both of our fixed income managers, Western Asset and Brandywine Global, for the Morningstar 2014 U.S. Fixed-Income Fund Manager of the Year and then selecting Western Asset’s Core and Core Plus team of Ken Leech, Carl Eichstaedt, and Mark Lindbloom, as the winner.  We congratulate both of our fixed income teams, but especially our colleagues at Western on this outstanding and well-deserved honor.

“Our global retail distribution team also reported another record quarter with gross sales of more than $24 billion and record net sales of $7 billion. This strong performance reflects our depth of product, global reach and continued impressive investment performance. Finally, in the quarter we closed the purchase of Martin Currie, adding a dedicated active international equity capability and completed the sale of our trust business, Legg Mason Investment Counsel.”

Assets Under Management Increased to $709 Billion

AUM increased to $709.1 billion at December 31, 2014 compared with $707.8 billion at September 30, 2014, driven by long-term net inflows of $8.8 billion as well as $3.1 billion in positive market performance. Liquidity outflows were $10.6 billion for the quarter. AUM was up 4% from $679.5 billion as of December 31, 2013.

•	Long-term net inflows of $8.8 billion included fixed income inflows of $9.9 billion, which more than offset equity outflows of $1.1 billion for the quarter ended December 31, 2014.

•	At December 31, 2014, fixed income represented 52% of AUM, while equity represented 28%, and liquidity represented 20% of AUM.

•	By geography, 63% of AUM was from clients domiciled in the United States and 37% from non-US domiciled clients.

•
Average AUM during the quarter was $710.9 billion compared to $704.1 billion in the second quarter of fiscal year 2015 and $670.0 billion in the third quarter of fiscal year 2014. Average long-term AUM was $565.8 billion compared to $558.7 billion in the prior quarter and $533.4 billion in the third quarter of fiscal year 2014.

Comparison to the Second Quarter of Fiscal Year 2015
Net income was $77.0 million or $0.67 per diluted share, as compared with net income of $4.9 million, or $0.04 per diluted share, in the second quarter of fiscal year 2015. The prior quarter results included a $107.1 million pre-tax charge, or $0.59 per diluted share, related to the debt refinancing initiated in the first quarter and finalized in the second quarter.

•
Operating revenues of $719.0 million were up 2% from $703.9 in the prior quarter, primarily due to an increase in performance fees. In addition, the current quarter included incremental revenues related to the addition of a full quarter of Martin Currie revenues, reduced by the loss of a partial quarter of Legg Mason Investment Counsel (LMIC) revenues.

•
Operating expenses of $599.6 million were up 5% from $573.5 million in the prior quarter including $12.8 million in costs related to the QS Investors integration and other corporate initiatives, compared to $8.7 million of these costs in the prior quarter. The current quarter integration costs included $6.8 million of occupancy related charges, while prior quarter occupancy expenses included a $4.5 million credit related to subleased space. In addition, the current quarter expenses included costs of $5.7 million related to the sale of LMIC and the acquisition of Martin Currie. The current quarter expenses also included a $2.2 million gain in the market value of deferred compensation and seed investments, which is recorded as an

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increase in compensation and benefits with an offset in other non-operating income, compared to a loss of $0.4 million in the prior quarter. The current quarter expenses included incremental costs related to the addition of a full quarter of Martin Currie expenses offset by the reduction of a partial quarter of LMIC expenses. In addition, the current quarter included higher revenue share compensation related to higher revenues.

•
Other non-operating expense was $1.3 million compared to an expense of $121.5 million in the second quarter of fiscal 2015. The prior quarter’s other non-operating expense included a $98.6 million make-whole provision charge and a non-cash write-down of $8.5 million, which together resulted in a $107.1 million pre-tax charge related to the debt refinancing that was completed in the prior quarter. Gains on corporate investments, not offset in compensation, were $2.0 million compared with losses of $1.0 million in the second fiscal quarter. The quarter included gains on funded deferred compensation and seed investments, as described above. In addition, the quarter included $3.1 million in gains associated with consolidated investment vehicles compared to $0.2 million of gains in the prior quarter. The consolidation of investment vehicles had no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 16.6%, as compared to 18.5% in the prior quarter. Operating margin, as adjusted,[2] was 21.4%, as compared to 23.8% in the prior quarter.

•	Adjusted income was $113.1 million, or $0.98 per diluted share, as compared to adjusted income of $40.6 million, or $0.35 per diluted share, in the prior quarter.

Comparison to the Third Quarter of Fiscal Year 2014
Net income was $77.0 million, or $0.67 per diluted share, as compared with $81.7 million, or $0.67 per diluted share, in the third quarter of fiscal year 2014.

•
Operating revenues of $719.0 million were relatively flat compared with $720.1 million in the third quarter of fiscal year 2014. Higher advisory fee revenues reflecting a 6% increase in average long-term AUM was offset by a decrease in performance fees. In addition, the current quarter included incremental revenues related to the addition of a full quarter of Martin Currie revenues, reduced by the loss of a partial quarter of LMIC revenues.

•
Operating expenses of $599.6 million were relatively flat compared with $598.4 million in the third quarter of fiscal year 2014 quarter. The current quarter included $12.8 million in costs related to the QS Investors integration and other corporate initiatives compared to $12.3 million in corporate initiative costs in the prior year quarter. In addition, the current quarter expenses included costs of $5.7 million related to the sale of LMIC and the acquisition of Martin Currie. The current quarter expenses included a gain of $2.2 million in the market value of deferred compensation and seed investments, which are recorded as an increase in compensation and benefits with an offset in other non-operating income, compared to a gain of $6.5 million in the prior year quarter. The current quarter expenses also included incremental costs related to the addition of a full quarter of Martin Currie expenses offset by the reduction of a partial quarter of LMIC expenses. In addition, the current quarter included lower revenue share compensation related to lower revenues at certain revenue share-based affiliates.

•
Other non-operating expense was $1.3 million, as compared to income of $4.3 million in the third quarter of fiscal year 2014. Gains on corporate investments, not offset in compensation, were $2.0 million compared with gains on corporate investments of $10.0 million in the third quarter of fiscal year 2014. The current quarter included gains on funded deferred compensation and seed investments, as described above. In addition, the current quarter also included $3.1 million in gains associated with consolidated investment vehicles, as compared to $1.2 million in losses in the prior year quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 16.6%, as compared to 16.9% in the third quarter of fiscal year 2014. Operating margin, as adjusted, was 21.4%, as compared to 24.1% in the third quarter of fiscal year 2014.

•	Adjusted income was $113.1 million, or $0.98 per diluted share, as compared to adjusted income of $124.6 million, or $1.03 per diluted share, in the third quarter of fiscal year 2014.

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Quarterly Business Developments and Recent Announcements

•	Legg Mason closed the acquisition of Martin Currie, an active international equity specialist based in Edinburgh, Scotland, on October 1, 2014.

•	Legg Mason completed the sale of LMIC to Stifel Financial on November 7, 2014.

•
Morningstar, Inc. named the team of Ken Leech, Carl Eichstaedt, and Mark Lindbloom, for the Western Asset Core Bond (WACSX) and Western Asset Core Plus Bond (WAPSX) Funds as the winner of the Morningstar 2014 U.S. Fixed-Income Fund Manager of the Year award.

•	Brandywine Global Investment Management won two awards from Asia Asset Management for global bond 3-year and 10-year performance.

Quarterly Performance

At December 31, 2014:
	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	75%	85%	86%	91%

% of Long-Term US Fund Assets Beating Lipper Category Average[3]
Equity	53%	56%	52%	66%
Fixed Income	77%	75%	75%	81%
Total US Fund Assets	62%	63%	60%	71%

Of Legg Mason’s long-term U.S. mutual fund assets, 44% were rated 4 or 5 stars by Morningstar.

(3) See “Supplemental Data Regarding Quarterly Performance” below

Balance Sheet
At December 31, 2014, Legg Mason’s cash position was $665 million. Total debt was $1.1 billion and stockholders' equity was $4.5 billion. The ratio of total debt to total capital (total equity plus total debt excluding consolidated investment vehicles) was 19%, consistent with the prior quarter. In the third fiscal quarter, the Company completed additional open market purchases of 1.6 million shares, which reduced weighted average shares by 709 thousand.

The Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.16 per share. The dividend is payable April 13, 2015 to shareholders of record at the close of business on March 12, 2015.

Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Mr. Sullivan, will be held at 8:00 am EST today. The call will be open to the general public.  Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 38738000, at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.

A replay of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 38738000# when prompted.  Please note that the replay will be available beginning at 10:30 a.m. EST on Friday, January 30, 2015, and ending at 11:59 p.m. EST on February 13, 2015.

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About Legg Mason
Legg Mason is a global asset management firm, with $709 billion in AUM as of December 31, 2014. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and in the Company’s quarterly reports on Form 10-Q.

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately ninety-one percent of total AUM is included in strategy AUM as of December 31, 2014, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results. For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds (including fund-of-hedge funds) which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this table is provided solely for use in connection with this table, and is not directed toward existing or potential clients of Legg Mason.

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

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LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Nine Months Ended

	December	September	December	December	December
	2014	2014	2013	2014	2013
Operating Revenues:
Investment advisory fees:
Separate accounts	$210,177	$204,739	$197,295	$619,686	$579,974
Funds	388,589	389,238	381,020	1,159,454	1,124,170
Performance fees	29,134	13,993	50,748	59,430	90,115
Distribution and service fees	90,053	94,481	88,299	274,250	259,380
Other	1,031	1,444	2,730	3,940	6,722
Total operating revenues	718,984	703,895	720,092	2,116,760	2,060,361

Operating Expenses:
Compensation and benefits	319,746	303,878	322,553	929,130	912,936
Distribution and servicing	147,492	155,100	148,801	451,300	474,131
Communications and technology	47,109	44,624	38,702	133,683	117,069
Occupancy	33,212	22,710	30,904	82,879	82,635
Amortization of intangible assets	669	464	4,170	2,028	11,418
Other	51,388	46,764	53,310	148,471	150,620
Total operating expenses	599,616	573,540	598,440	1,747,491	1,748,809

Operating Income	119,368	130,355	121,652	369,269	311,552

Other Non-Operating Income (Expense):
Interest income	1,680	1,680	1,681	5,885	4,691
Interest expense	(12,183)	(14,975)	(12,690)	(44,216)	(38,617)
Other income (expense), net, including $107,074
debt extinguishment loss in September 2014	7,441	(108,156)	14,622	(94,467)	24,369
Other non-operating income (expense) of
consolidated investment vehicles, net	1,759	(79)	690	4,687	5,698
Total other non-operating income (expense)	(1,303)	(121,530)	4,303	(128,111)	(3,859)

Income Before Income Tax Provision	118,065	8,825	125,955	241,158	307,693

Income tax provision	38,017	3,804	46,004	82,477	90,949

Net Income	80,048	5,021	79,951	158,681	216,744
Less: Net income (loss) attributable
to noncontrolling interests	3,012	124	(1,783)	4,560	907

Net Income Attributable to
Legg Mason, Inc.	$77,036	$4,897	$81,734	$154,121	$215,837

Net Income per Share
Attributable to Legg Mason, Inc.
Common Shareholders:
Basic	$0.67	$0.04	$0.68	$1.33	$1.76

Diluted	$0.67	$0.04	$0.67	$1.32	$1.75

Weighted Average Number of Shares
Outstanding:
Basic	114,439	115,799	120,583	115,783	122,920
Diluted	115,692	116,940	121,126	116,952	123,236

News Release

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	December 2014			September 2014			December 2013

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$719,166	$(182)	$718,984	$704,079	$(184)	$703,895	$720,591	$(499)	$720,092
Total operating expenses	599,574	42	599,616	573,486	54	573,540	598,299	141	598,440
Operating Income (Loss)	119,592	(224)	119,368	130,593	(238)	130,355	122,292	(640)	121,652
Other non-operating income (expense)	(4,387)	3,084	(1,303)	(121,714)	184	(121,530)	5,496	(1,193)	4,303
Income (Loss) Before Income Tax Provision	115,205	2,860	118,065	8,879	(54)	8,825	127,788	(1,833)	125,955
Income tax provision	38,017	—	38,017	3,804	—	3,804	46,004	—	46,004
Net Income (Loss)	77,188	2,860	80,048	5,075	(54)	5,021	81,784	(1,833)	79,951
Less: Net income (loss) attributable
to noncontrolling interests	152	2,860	3,012	178	(54)	124	50	(1,833)	(1,783)
Net Income Attributable to Legg Mason, Inc.	$77,036	$—	$77,036	$4,897	$—	$4,897	$81,734	$—	$81,734

	For the Nine Months Ended
	December 2014			December 2013

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$2,117,309	$(549)	$2,116,760	$2,061,998	$(1,637)	$2,060,361
Total operating expenses	1,747,375	116	1,747,491	1,748,486	323	1,748,809
Operating Income (Loss)	369,934	(665)	369,269	313,512	(1,960)	311,552
Other non-operating income (expense)	(132,917)	4,806	(128,111)	(6,505)	2,646	(3,859)
Income Before Income Tax Provision	237,017	4,141	241,158	307,007	686	307,693
Income tax provision	82,477	—	82,477	90,949	—	90,949
Net Income	154,540	4,141	158,681	216,058	686	216,744
Less: Net income attributable
to noncontrolling interests	419	4,141	4,560	221	686	907
Net Income Attributable to Legg Mason, Inc.	$154,121	$—	$154,121	$215,837	$—	$215,837

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LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Nine Months Ended

	December	September	December	December	December
	2014	2014	2013	2014	2013

Net Income Attributable to Legg Mason, Inc.	$77,036	$4,897	$81,734	$154,121	$215,837

Plus (less):
Amortization of intangible assets	669	464	4,170	2,028	11,418
Contingent consideration fair value adjustment	—	—	5,000	—	5,000
Deferred income taxes on intangible assets:
Tax amortization benefit	35,362	35,225	33,706	104,731	101,179
U.K. tax rate adjustment	—	—	—	—	(19,164)

Adjusted Income	$113,067	$40,586	$124,610	$260,880	$314,270

Net Income per Diluted Share Attributable
to Legg Mason, Inc. Common Shareholders	$0.67	$0.04	$0.67	$1.32	$1.75

Plus (less):
Amortization of intangible assets	0.01	—	0.04	0.02	0.09
Contingent consideration fair value adjustment	—	—	0.04	—	0.04
Deferred income taxes on intangible assets:
Tax amortization benefit	0.30	0.31	0.28	0.89	0.82
U.K. tax rate adjustment	—	—	—	—	(0.15)

Adjusted Income per Diluted Share	$0.98	$0.35	$1.03	$2.23	$2.55

(1) See explanations for Use of Supplemental Non-GAAP Financial Information.

News Release

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED(1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			For the Nine Months Ended

	December	September	December	December	December
	2014	2014	2013	2014	2013

Operating Revenues, GAAP basis	$718,984	$703,895	$720,092	$2,116,760	$2,060,361

Plus (less):
Operating revenues eliminated upon
consolidation of investment vehicles	182	184	499	549	1,637
Distribution and servicing expense excluding
consolidated investment vehicles	(147,481)	(155,090)	(148,788)	(451,272)	(474,097)

Operating Revenues, as Adjusted	$571,685	$548,989	$571,803	$1,666,037	$1,587,901

Operating Income, GAAP basis	$119,368	$130,355	$121,652	$369,269	$311,552

Plus (less):
Gains (losses) on deferred compensation
and seed investments	2,177	(374)	6,508	6,252	12,556
Contingent consideration fair value adjustment	—	—	5,000	—	5,000
Amortization of intangible assets	669	464	4,170	2,028	11,418
Operating income of consolidated investment
vehicles, net	224	238	640	665	1,960

Operating Income, as Adjusted	$122,438	$130,683	$137,970	$378,214	$342,486

Operating Margin, GAAP basis	16.6%	18.5%	16.9%	17.4%	15.1%
Operating Margin, as Adjusted	21.4	23.8	24.1	22.7	21.6

(1) See explanations for Use of Supplemental Non-GAAP Financial Information.

News Release

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management
	Quarters Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
By asset class:
Equity	$198.7	$193.6	$196.0	$186.4	$182.5
Fixed Income	367.4	360.4	366.7	365.2	355.6
Long-Term Assets	566.1	554.0	562.7	551.6	538.1
Liquidity	143.0	153.8	141.6	150.2	141.4
Total	$709.1	$707.8	$704.3	$701.8	$679.5

	Quarters Ended					Nine Months Ended
By asset class (average):	December 2014	September 2014	June 2014	March 2014	December 2013	December 2014	December 2013
Equity	$200.0	$194.6	$189.3	$183.1	$176.9	$194.6	$169.6
Fixed Income	365.8	364.1	363.4	360.8	356.5	364.7	357.6
Long-Term Assets	565.8	558.7	552.7	543.9	533.4	559.3	527.2
Liquidity	145.1	145.4	138.6	145.1	136.6	142.1	132.8
Total	$710.9	$704.1	$691.3	$689.0	$670.0	$701.4	$660.0

Component Changes in Assets Under Management
	Quarters Ended					Nine Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013	December 2014	December 2013
Beginning of period	$707.8	$704.3	$701.8	$679.5	$656.0	$701.8	$664.6
Net client cash flows:
Equity	(1.1)	1.6	(1.8)	0.5	(0.7)	(1.3)	(5.5)
Fixed Income	9.9	(0.9)	2.5	(0.8)	0.7	11.5	2.0
Long-Term flows	8.8	0.7	0.7	(0.3)	—	10.2	(3.5)
Liquidity	(10.6)	12.7	(8.9)	8.6	9.9	(6.9)	3.5
Total net client cash flows	(1.8)	13.4	(8.2)	8.3	9.9	3.3	—
Market performance and other	3.1	(9.9)	5.7	14.0	13.6	(1.0)	16.2
Acquisitions (Dispositions), net	—	—	5.0	—	—	5.0	(1.3)
End of period	$709.1	$707.8	$704.3	$701.8	$679.5	$709.1	$679.5

Note 1: Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.
Note 2: During the quarter ended June 2014, certain client assets previously reported as Assets Under Management (AUM) have been reclassified as Assets Under Advisement (AUA). As a result of this change, $12.8 billion has been deducted from AUM, with the deduction reflected in Market performance and other. Included in the table is $12.6 billion in fixed income AUM in March 2014 and $13.9 billion in December 2013, primarily related to the low-fee sovereign mandate that has been reclassified to AUA.

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Use of Supplemental Non-GAAP Financial Information

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Adjusted Income” and “Operating Margin, as Adjusted” that management uses as benchmarks in evaluating and comparing our period-to-period operating performance.

Adjusted Income
We define “Adjusted Income” as Net Income Attributable to Legg Mason, Inc., plus amortization and deferred taxes related to intangible assets and goodwill, imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any. We also adjust for non-core items that are not reflective of our economic performance, such as intangible asset impairments, the impact of fair value adjustments of contingent consideration liabilities, if any, the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets, and loss on extinguishment of contingent convertible debt.

We believe that Adjusted Income provides a useful representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions. We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income Attributable to Legg Mason, Inc. determined under GAAP. This measure is provided in addition to Net Income Attributable to Legg Mason, Inc., but is not a substitute for Net Income Attributable to Legg Mason, Inc. and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or adjusted income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP. Fair value adjustments of contingent consideration liabilities may or may not provide a tax benefit, depending on the tax attributes of the acquisition transaction. We consider Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of our operating results with the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions.

In calculating Adjusted Income, we adjust for the impact of the amortization of management contract assets and impairment of indefinite-life intangible assets, and add (subtract) the impact of fair value adjustments of contingent consideration liabilities, if any, all of which arise from acquisitions, to Net Income Attributable to Legg Mason, Inc. to reflect the fact that these items distort comparisons of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to Net Income Attributable to Legg Mason, Inc. in the calculation of Adjusted Income.  However, because of our net operating loss carry-forward, we will receive the benefit of the current tax amortization over time. Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and U.K. tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets, if applicable, that have been recognized under GAAP. We also add back, if applicable, non-cash imputed interest and the extinguishment loss on contingent convertible debt adjusted for amounts allocated to the conversion feature, as well as adding the actual tax benefits on the imputed interest that are not realized under GAAP. These adjustments reflect that these items distort comparisons of Legg Mason’s operating results to prior periods and the results of other asset management firms that have not engaged in significant acquisitions, including any related impairments, or issued/extinguished contingent convertible debt.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Accordingly, we monitor these items and their

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related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Operating Margin, as Adjusted
We calculate “Operating Margin, as Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “Operating Revenues, as Adjusted”.  The compensation items are removed from Operating Income in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  We adjust for the impact of the amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Impairment charges and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. Operating Revenues, as Adjusted also includes our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income Attributable to Legg Mason, Inc. and indicates what Legg Mason’s operating margin would have been without distribution revenues that are passed through to third parties as a direct cost of selling our products, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, impairment charges, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income Attributable to Legg Mason, Inc.  This measure is provided in addition to the Company’s operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.